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                             EMPLOYMENT AGREEMENT
                             --------------------


     This EMPLOYMENT AGREEMENT (this "Agreement") is by and between AK Associates, L.L.C., a Texas limited liability company ("Employer") and Lawrence Sodomire ("Employee") and shall be effective as of October 8, 1997 (the "Effective Date").

                                   RECITALS:

     WHEREAS, Employee desires to enter into the employment of Employer, and Employer desires to employ Employee provided that, in so doing, it can protect its confidential information, business, accounts, patronage and goodwill.

     NOW, THEREFORE, in consideration of the foregoing recital and of the mutual covenants set forth below, the parties hereto agree as follows:

     1.  Term; Termination.
         -----------------

         1.1. Employer hereby hires Employee and Employee accepts such employment for a two (2) year term commencing on the Effective Date.

         1.2. After expiration of the two (2) year term described in Section 1.1 above, this Agreement shall automatically terminate. However, Employee's employment may continue thereafter as provided in Section 5.4 hereof.

         1.3. This Agreement shall be automatically terminated on the death of Employee or on the permanent disability of Employee if Employee is no longer able to perform in all material respects the usual and customary duties of its employment hereunder. For purposes hereof, any condition which in reasonable likelihood is expected to impair Employee's ability to materially perform its duties hereunder for a period of three (3) months or more shall be considered to be permanent.

         1.4. Employer may, upon written notice to Employee, terminate this Agreement for cause if:

              (a) Employee is convicted of an offense constituting a felony or involving moral turpitude; or

              (b) Employee (i) violates any rule, regulation, practice or policy of the Employer; (ii) violates, breaches, or is in default under any provision of this Agreement or that certain Contribution Agreement dated effective September 1, 1997 by and among Prime Kidney Stone Treatment, Inc., AK Associates, Inc. ("AK"), Employee, Robert Bachman and Employer (the "Contribution Agreement"); (iii) is materially dishonest in the performance of its duties hereunder or engages in a material conflict of interest with the Employer that is not fully disclosed to and approved by the President of Employer; (iv) fails to follow reasonable
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instructions or directions from the President of Employer, or any other person authorized by the Board of Directors to give such instructions (for purposes of this Agreement, the President of Employer and/or such other authorized persons are collectively referred to as the "President"); or (v) fails to perform the services required pursuant to this Agreement. Notwithstanding the foregoing, prior to any termination by Employer for any of the reasons described in clauses
(i), (iv) or (v), Employee will be given written notice specifying such reason and ten (10) days opportunity to cure such deficiency or condition. Furthermore, notwithstanding the foregoing, prior to any termination by Employer for the reason described in clause (ii), Employee will be given written notice specifying such reason and thirty (30) days opportunity to cure such deficiency or condition. However, Employer will not be required to give more than three (3) notices and opportunities to cure pursuant to either or both of the preceding two sentences. Employer also agrees to comply with such employee disciplinary processes as may be provided, from time to time, in the employment manual (the "Employment Manual") utilized by Prime Medical (as hereinafter defined) and its subsidiaries with respect to their employees. Employee acknowledges having received and read a current copy of the Employment Manual prior to entering into this Agreement. To the extent such Employment Manual provides for a greater or different notice and opportunity to cure than that provided in this paragraph, then Employer shall be entitled to comply with such process without also giving the written notice and opportunity to cure expressly provided for in this paragraph.

         1.5.  Upon termination, Employee shall be entitled to the following:

              (a) If this Agreement and Employee's employment is terminated pursuant to Section 1.3, or by Employee, then Employer shall pay Employee or Employee's representative, as the case may be, Employee's then-current base salary (excluding any bonuses and non-cash benefits) through the effective date of termination, and the amount of any accrued but unused benefits (but only if and to the extent payment of such benefits upon termination is required by the then current Employment Manual), and Employer shall have no further obligations hereunder.

              (b) If Employer terminates this Agreement and Employee's employment for cause pursuant to Section 1.4, or this Agreement automatically terminates at the end of its term, Employee shall not be entitled to receive any additional salary or benefits (but only as to accrued benefits payable upon termination as required by the then current Employment Manual) beyond those earned or accrued as of the effective date of the termination.

              (c) If Employer terminates this Agreement and Employee's employment without cause prior to the end of the term described in Section 1.1, then Employee shall be entitled to payment for any accrued and unused benefits through the date of termination (but only if and to the extent payment of such benefits upon termination is required by the then current Employment Manual) and continue to receive the base salary described in Section 3.1 through the end of the term described in Section 1.1.

         1.6. No termination or expiration of this Agreement or Employee's employment shall release either Employer or Employee from (i) their respective obligations

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hereunder to the date of termination, or (ii) the provisions of Section 4 hereof, or (iii) their respective obligations under the Contribution Agreement.

     2.  Duties of Employee.   During the period of employment hereunder,
         ------------------
Employee shall serve as Vice President of Employer and devote substantially its entire time and best efforts, on a full-time basis, to the business of Employer for the profit, benefit and advantage of Employer. The headquarters for the services to be rendered by Employee hereunder shall be in the Chicago, Illinois, area unless otherwise consented to by the Employee. Employee, together with the other Vice President of Employer, and subject to the supervision of the President of Employer, shall be responsible for the day-to-day management of the operations of Employer, including sales and marketing efforts and overall shop supervision, and shall have such other responsibilities as are normally accorded to the Vice President of a company, consistent with the duties and responsibilities which Employee had with respect to AK Associates, Inc. prior to the acquisition of its assets by Employer. Employee shall further perform such services as shall be designated, from time to time, by the President of Employer. However, this Section shall not be construed as preventing Employee from investing its personal assets in business ventures that do not compete with Employer or are not otherwise prohibited by this Agreement or the Contribution Agreement, and spending reasonable amounts of personal time in the management thereof. Employer consents to Employee continuing to own and operate AK and be an employee of AK, so long as it does not interfere with Employee's full-time employment hereunder. Employee shall use its best efforts to promote the interests of Employer, and to preserve Employer's goodwill with respect to Employer's employees, customers, suppliers and other persons having business relations with Employer. For purposes of this Agreement, Employer's subsidiaries, parent companies and other affiliates are collectively referred to as "Affiliates."

     3.  Salary; Options and Benefits.
         ----------------------------

         3.1. As compensation for Employee's service under and during the term of this Agreement (or until terminated pursuant to the provisions hereof) Employer shall pay Employee a salary of $150,000 per calendar year, payable in accordance with the regular payroll practices of Employer, as in effect from time to time. Such salary shall be subject to withholding for the prescribed federal income tax, social security and other items as required by law and for other items consistent with Employer's policy with respect to similarly situated employees of Employer.

         3.2. During the term of this Agreement, Employee also shall be entitled vacation, sick leave, insurance and other fringe benefits as are generally made available to other similarly situated personnel of Employer.

         3.3. As soon as reasonably practicable after the effective date of this Agreement, Employee shall be issued a six-year stock option covering 25,000 shares of Common Stock of Prime Medical Services, Inc., a Delaware corporation affiliated with Employer ("Prime Medical"), which option shall be granted pursuant to Prime Medical's employee stock option plan. The per share exercise price of such option shall be the closing price of the Common Stock of Employer on the Closing Date (as such term is defined in the Contribution Agreement). One

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fifth of the shares of Common Stock covered by such option shall vest on each of the first, second, third, fourth and fifth anniversary, respectively, of the date of the grant of such option. Employees rights under the option, including Employee's right to exercise the option as to any shares vested thereunder, shall terminate in the event Employee breaches or defaults under any of Employee's obligations hereunder or under the Contribution Agreement (provided Employee has been given written notice of any such breach or default under the Contribution Agreement and has failed to cure such breach or default within thirty (30) days thereafter).

         3.4. Employer shall reimburse all reasonable out-of-pocket travel and business expenses incurred by Employee in connection with the performance of Employee's duties pursuant to this Agreement. Employee shall provide Employer with a written accounting of Employee's expenses, on a form acceptable to Employer, together with supporting documentation, which satisfies applicable federal income tax reporting and record keeping requirements.

     4.  Employee's Restrictive Covenants.
         --------------------------------

         4.1. In consideration of this Agreement, the employment of Employee hereunder, the salary paid hereunder, and other good and valuable consideration the receipt and sufficiency of which Employee hereby acknowledges, Employee acknowledges and agrees that:

              (a) In Employee's position of employment, Employee will be exposed to confidential information and trade secrets pertaining to, or arising from, the business of Employer and/or Employer's affiliates, that such information and trade secrets are unique and valuable and that Employer and/or Employer's affiliates would suffer irreparable injury if this information or trade secrets were divulged to those in competition with Employer or Employer's affiliates. Therefore, Employee agrees to keep in strict secrecy and confidence, both during and after the period of Employee's employment, any and all information concerning Employer and Employer's affiliates which Employee acquires, or to which Employee has access, during Employee's employment by Employer, that has not been publicly disclosed by Employer or that is not a matter of common knowledge by Employer's competitors (collectively, "Proprietary Information"). The Proprietary Information covered by this Agreement shall include, but shall not be limited to, information relating to any inventions, processes, software, formulae, plans, devices, compilations of information, technical data, mailing lists, management strategies, business distribution methods, names of suppliers (of both goods and services) and customers, names of employees and terms of employment, arrangements entered into with suppliers and customers, including, but not limited to, proposed expansion plans of Employer, marketing and other business and pricing strategies, and trade secrets of Employer and/or Employer's affiliates.

              (b) Except with prior written approval of Employer, either during or after Employee's employment hereunder, Employee will neither: (i) directly or indirectly, disclose any Proprietary Information to any person except authorized personnel of Employer; nor, (ii) use Proprietary Information in any way. Upon termination of employment, whether voluntary or involuntary, within forty-eight
(48) hours of termination, Employee will deliver to Employer (without retaining copies thereof) all documents, records or other memorializations including

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copies of documents and any notes which Employee has prepared, that contain
Proprietary Information or relate to Employer's or Employer's affiliates' business, all other tangible Proprietary Information in Employee's possession or control, and all of Employer's and the affiliates' credit cards, keys, equipment, vehicles, supplies and other materials that are in possession or under Employee's control.

         4.2. Employee understands and acknowledges damages at law alone will be an insufficient remedy for Employer and Employer will suffer irreparable injury if Employee violates any of the terms of this Section 4. Accordingly, Employer, upon application to a court of competent jurisdiction, shall be entitled to injunctive relief to enforce the provisions of this Agreement in the event of any breach, or threatened breach, of its terms. Employee hereby waives any requirement that Employer post bond or other security prior to obtaining such injunctive relief. Injunctive relief may be sought in addition to any other available rights or remedies at law. Employer shall additionally be entitled to reasonable attorneys' fees incurred in enforcing the provisions of this Agreement.

     5.  Miscellaneous.
         -------------

         5.1. This Agreement is performable in Illinois and is governed by the laws of Illinois. This Agreement supersedes all prior understandings and agreements between the parties and contains the entire understanding of the parties hereto with respect to the subject matter hereof; and is binding upon the parties hereto, their successors and permitted assigns. Employer may assign its interest in this Agreement and all covenants, conditions and provisions hereunder shall inure to the benefit of and be enforceable by its assignee or successor in interest. The rights and obligations of Employee under this Agreement are personal to Employee, and no such rights, benefits or obligations shall be subject to voluntary or involuntary alienation, assignment or transfer.

         5.2. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, that shall, in no way, affect the validity or enforceability of any other provision of this Agreement and that provision shall be deemed modified to the minimum extent necessary to render it valid, legal and enforceable.

         5.3. No waiver by either the Employer or the Employee of a breach of any provision of this Agreement shall operate as or be construed as a waiver of any subsequent breach.

         5.4 Upon expiration of the term of this Agreement described in Section 1.1, Employee's employment with Employer (if not previously terminated) shall not automatically terminate, and Employee shall continue thereafter as an at-will employee of Employer until Employee's employment is terminated by either Employee or Employer. However, any employment that continues after the expiration of the two-year term described in Section 1.1 shall not be governed by the terms of this Agreement, and thereafter only the post-termination provisions contained in Section 4 shall continue to apply.

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                               SIGNATURE PAGE TO
                         SODOMIRE EMPLOYMENT AGREEMENT


     EXECUTED by Employer and Employee to be effective for all purposes as of the Effective Date provided above.

EMPLOYER:                                    AK ASSOCIATES, L.L.C.


                                             /s/ Michael S. Madler
                                             -----------------------------------
                                             Michael S. Madler, President

EMPLOYEE:
                                             Lawrence Sodomire
                                             -----------------------------------
                                             Lawrence Sodomire

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